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                                                                   EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-1 of our report dated February 28, 1997, except for Note 10, as to which the date is May 19, 1997, on our audits of the financial statements of Healthcare Recoveries, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Independent Public Accountants."


COOPERS & LYBRAND L.L.P.


Louisville, Kentucky

May 19, 1997